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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                      EXCITE@HOME ANNOUNCES RESIGNATION OF
                  WILLIAM R. HEARST III FROM BOARD OF DIRECTORS


REDWOOD CITY, Calif., Nov. 2, 2001 - Excite@Home announced today that William R Hearst III resigned from the company's board of directors, effective October 31, 2001. Hearst was a member of the board since August 1995. He is a general partner of Kleiner Perkins Caufield & Byers.

About Excite@Home
Excite@Home is the leading provider of broadband, offering consumers residential broadband services and businesses high-speed commercial services. Excite@Home has interests in one joint venture outside of North America delivering high-speed Internet services and three joint ventures outside of North America operating localized versions of the Excite portal.

Media Contact:
Stephanie Xavier
Excite@Home
650-556-2049


Investor Contact:
Joe Shiffler
Excite@Home
650-556-3323